                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


     Parent Company                   Subsidiary Company            State of Incorporation
     --------------                   ------------------            ----------------------
Fidelity Bankshares, Inc.       Fidelity Federal Savings Bank of           Florida
                                            Florida